UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 10, 2008 (November 7, 2008)

Pennsylvania Commerce Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction ofincorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania		17111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	800-653-6104

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events

On November 10, 2008, Republic First Bancorp, Inc. (“Republic First”) and Pennsylvania Commerce Bancorp, Inc. (“Pennsylvania Commerce”) issued a joint press release announcing that the two companies have signed a definitive agreement and plan of merger, pursuant to which Republic First will be merged with and into Pennsylvania Commerce.  Pennsylvania Commerce also made a series of questions and answers available on its website, www.commercepc.com.  Copies of the press release and questions and answers are included in this report as Exhibits 99.1 and 99.2, respectively, and are filed herewith.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Pennsylvania Commerce will file a registration statement on Form S-4 containing a joint proxy statement addressed to the shareholders of Pennsylvania Commerce and Republic First and a prospectus for the Pennsylvania Commerce stock to be offered in the Merger with the Securities and Exchange Commission (the “SEC”).  A definitive proxy statement will be sent to shareholders of both Pennsylvania Commerce and Republic First seeking approval of the Merger. Investors and shareholders are urged to read the registration statement carefully when it becomes available, because it will contain important information about the Merger.  Investors and shareholders may obtain a free copy of the registration statement, when it becomes available, and other documents filed with, or furnished to, the SEC by Pennsylvania Commerce or Republic First at the SEC’s website at http://www.sec.gov.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are filed herewith:
99.1	Press release issued on November 10, 2008.
99.2	shareholder questions and answers
99.3	customer questions and answers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2008	PENNSYLVANIA COMMERCE BANCORP, INC. (Registrant)
By: /s/ Mark A. Zody Mark A. Zody, Chief Financial Officer

EXHIBIT INDEX

99.1	Press release issued on November 10, 2008.
99.2	shareholder questions and answers
99.3	customer questions and answers